Exhibit 99.1

Contact:  David Amy, EVP & CFO, Sinclair Broadcast Group, Inc.

(410) 568-1500

SINCLAIR BROADCAST GROUP INVESTS IN MARKET CENTER  RETAIL SHOPPING CENTER IN SUBURB OF ATLANTA, GA

Baltimore, MD (December 20, 2007) — Sinclair Broadcast Group, Inc. (NASDAQ: SBGI), announced today that they purchased, through an 80% owned subsidiary LLC of Sinclair Investment Group, LLC, a 75% interest in the Market Center shopping center in Roswell, Georgia, a suburb of Atlanta.  Sinclair’s investment is approximately $1.9 million in cash.  Market Center is a single-story, 82,225 square foot, retail shopping center with a strong line-up of national and regional shop tenants.

About Sinclair

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 57 television stations in 35 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks.  Sinclair also holds investments in various other lines of businesses.  For more information, visit the Sinclair website at www.sbgi.net.